NEWS RELEASE
Contact:
Chuck McArthur, President and CEO
FOR IMMEDIATE RELEASE	cmcarthur@ufeonline.com
432-571-8000

UNITED FUEL & ENERGY ENGAGES INVESTMENT BANKING SERVICES OF SANDERS MORRIS HARRIS

Midland, Texas - January 9, 2006 - United Fuel & Energy Corporation (OTCBB: UFEN), a leading distributor of gasoline, diesel, propane and lubricant products to customers in the rural markets of the southwestern and south central U.S., today announced that is has retained Sanders Morris Harris as exclusive financial advisor to the Company. Sanders Morris Harris is a Houston based, full service investment banking firm focused on providing corporate finance and merger and acquisition services to private and public, middle-market companies. As part of the engagement, Sanders Morris Harris will assist United Fuel & Energy in arranging capital to fund its growth initiatives and strategic acquisition opportunities.

Chuck McArthur, United Fuel & Energy’s President and Chief Executive Officer stated, “We are excited to be working with a firm as experienced and as prestigious as Sanders Morris Harris as we focus on executing our growth plans and taking advantage of opportunities to build shareholder value. We believe their counsel and relationships within the financial and business communities will be very beneficial to us, particularly as we are now a publicly traded company.”

Michael S. Chadwick, Senior Vice President and Managing Director in the Investment Banking Group of Sanders Morris Harris stated, “We are impressed with the quality of the management team at United Fuel & Energy and believe that their successful integration of acquisitions demonstrates their ability to execute on the tremendous growth potential at hand. We believe that the combination of the Company’s leading position within its current markets and its highly motivated management team positions it to take advantage of the numerous organic and acquisition opportunities within its industry.”

About Sanders Morris Harris

Sanders Morris Harris is the full service investment banking subsidiary of Sanders Morris Harris Group Inc. (NASDAQ: SMHG), a diversified financial services holding company based in Houston, Texas. Sanders Morris Harris provides a full range of investment banking services and establishes working relationships with both public and private companies that have compelling growth opportunities in their respective industries. Sanders Morris Harris’s services include underwriting private placements and public offerings of equity and debt securities, as well as providing financial advisory services in connection with mergers and acquisitions, restructurings and recapitalizations. Sanders Morris Harris regularly underwrites public equity securities with significant post offering support through research and retail and institutional sales and trading. Additional information is available at www.smhgroup.com.

About United Fuel

United Fuel, located in Midland, Texas, is engaged in the business of distributing gasoline, diesel, propane and lubricant products primarily in certain rural markets of Texas, New Mexico and Oklahoma. United Fuel represents the consolidation of four companies, the most significant of which is the Eddins-Walcher Company. Eddins-Walcher has been in business since 1937, has a reputation of reliability with its customers and currently represents the majority of United Fuel’s consolidated revenues. United Fuel intends to continue to expand its business through strategic acquisitions.

United Fuel currently engages in the following activities:

•	Card-lock operation (unattended re-fueling of commercial vehicles).
•	Wholesale fuels and lubricants (to commercial customers).
•	Propane distribution (to commercial and residential users).

United Fuel conducts its operations through 16 branch locations and 71 card-lock (unattended) fuel sites. United Fuel currently has approximately 250 full-time employees. For more information, please visit the Company’s website at www.ufeonline.com or to request future press releases via email, go to http://www.b2i.us/irpass.asp?BzID=1318&to=ea&Nav=1&S=0&L=1.

Safe Harbor Statement

Certain statements included in this press release may constitute forward-looking statements. Actual outcomes could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, the price of United Fuel’s products, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. As a result, this press release should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

# # #